UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 26, 2005

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

A. Payments of Incentive Awards to Executive Officers

On October 26, 2005, the Compensation Committee of the Board of Directors of BankUnited Financial Corporation (the “Company”) authorized the payment of incentive awards to be issued on October 27, 2005, to the following executive officers for the fiscal year ended September 30, 2005:

Executive Officer	Title	Cash Compensation	Restricted Stock
Alfred Camner	Chairman and Chief Executive Officer	$400,000	11,574
Lawrence Blum	Vice-Chairman and Secretary	-0-	4,000
Ramiro Ortiz	President and Chief Operating Officer	200,000	2,165
Humberto Lopez	Senior Executive Vice President and Chief Financial Officer	95,000	6,000
Abel Iglesias	Executive Vice President, Corporate and Commercial Banking	111,000	7,000
Douglas Sawyer	Executive Vice President, Consumer Banking	75,000	6,000
Clay Wilson	Executive Vice President, Commercial Real Estate	100,000	7,000
Felix Garcia	Executive Vice President, Risk Management	90,000	6,000
Robert Marsden	Executive Vice President, Corporate Real Estate	50,000	1,000
Carlos Fernandez-Guzman	Executive Vice President, Bank Services	90,000	6,000
Roberta Kressel	Executive Vice President, Human Resources	60,000	6,000
Bernardo Argudin	Executive Vice President and Chief Accounting Officer	60,000	6,000
Robert Green	Executive Vice President, Residential Lending	90,000	7,000
Joris Jabouin	Executive Vice President and General Auditor	50,000	5,000

All of the restricted stock grants are for the Company’s Class A Common Stock, except that the restricted shares granted to the Company’s Chairman and Chief Executive Officer, Alfred Camner (the “CEO”), which are for the Company’s Noncumulative Convertible Preferred Stock, Series B.

The restricted stock vests evenly over a five-year period starting on the first anniversary of the grant date except those granted to the CEO and Ramiro Ortiz, the Company’s President and Chief Operating Officer (the “ COO”), which vest evenly over a six-year period starting on the first anniversary of the grant date.

Also, on October 26, 2005, the Compensation Committee authorized the payment of incentive awards to Lauren Camner, a Director of the Company and Senior Vice President of Investor Relations and Delivery Channels. Ms. Camner was granted (i) cash compensation of $10,261.28 and (ii) 1,700 restricted stock grants, 1,000 of which vest evenly over a five year period starting on the first anniversary of the grant date and 700 of which vest evenly over a three year period starting on the first anniversary of the grant date. Lauren Camner is the daughter of Alfred Camner.

B. Change of Fiscal 2006 Fees to be paid to Directors and Committee Members

The Company’s Board of Directors on October 26, 2005, approved changes in the form and amount of compensation to be paid to members of the Board of Directors and its Committees for the Company’s fiscal year ended September 30, 2006.

Compensation will now consist of an annual cash retainer and an annual dollar value of restricted stock instead of an annual cash retainer and per-meeting grants of options. The changes which will be effective as of October 1, 2005, are as follows:

	Fiscal 2006
	Cash Retainer	Annual Value of Restricted Stock Grants
Board	$25,000	$23,000
Audit Committee(1)	20,000	5,000
Comp. Committee(1)	15,000	5,000
Corporate Governance/ Nominating Committee	8,000	2,000
Executive Committee	10,000	700

(1)	For Fiscal Year 2006 the Chairman of the Audit Committee and the Chairman of the Compensation Committee will receive an additional retainer of $4,000 for serving in such capacities.

The restricted stock grants are for shares of the Company’s Class A Common Stock and will vest in equal annual installments over a period of up to three years from the date of grant, based upon the remaining periods of the director’s term, provided that the restrictions shall lapse and the Restricted Stock shall become immediately vested in the event that the director’s service with the Company is terminated because of death, disability, a change in control, retirement, or early retirement with the approval of the Company’s Compensation Committee. If a director leaves the Board but continues in service with the Company as a director emeritus or in another capacity, then the director’s service with the Company shall not be deemed to have been terminated. The CEO does not receive restricted stock for Board meetings and the COO does not receive directors’ fees. Neither the CEO nor the COO will be paid for Committee meetings.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION
Date: November 1, 2005
	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and
Chief Financial Officer